EXHIBIT 99.1

Intelligent Systems Announces Third Quarter and Year-To-Date 2016 Results

NORCROSS, Ga., Nov. 14, 2016 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation (NYSE MKT:INS) announced today its financial results for the three and nine month periods ended September 30, 2016.

Revenue was $2,649,000 and $5,844,000 in the three and nine month periods ended September 30, 2016, respectively, representing growth of 115 percent and 67 percent, respectively, as compared to the same periods in 2015.  The growth in both product and services revenue is attributable to the initial implementation of a global license customer in the third quarter of 2016 as well as expansion of our processing services customer base and an upswing in our professional services to support both new and existing customers.

For the three month period ended September 30, 2016, the company recorded net income attributable to Intelligent Systems of $123,000 ($0.01 per basic and diluted share) compared to a net loss attributable to Intelligent Systems of $424,000 ($0.05 per basic and diluted share) in the third quarter of 2015. The strong revenue growth for the quarter while maintaining operating expenses below the comparable period in the prior year resulted in a $547,000 positive swing in profits for the third quarter of 2016 as compared to the same period in 2015.

For the year-to-date period ended September 30, 2016, the company recorded net loss attributable to Intelligent Systems Corporation of $1,032,000 ($0.12 per basic and diluted share). Included in the year-to-date loss is a previously reported $750,000 impairment charge reducing the carrying value of our minority equity ownership in an early stage sensor technology company. In the comparable nine month period in 2015, the company recorded net income attributable to Intelligent Systems of $17,080,000 ($1.93 per basic share and $1.91 per diluted share). The dramatic change between periods reflects the gain of $18,726,000 on the sale of the company’s former ChemFree subsidiary in the year-to-date period in 2015.  As previously reported, the company sold its ChemFree subsidiary on March 31, 2015 and consequently has classified the ChemFree business as discontinued operations for all periods presented.

“Being up year-over-year for the third quarter in revenue and earnings from on-going CoreCard operations translated into the same results for Intelligent Systems and is welcome from both a management and shareholder perspective,” said Leland Strange, CEO of Intelligent Systems. “I can imagine some shareholders feel like I do – ‘it’s about time’!  We feel good about the rest of the year while cautioning that we will continue to add resources and infrastructure to take advantage of the unique combination of technology, people and capabilities that CoreCard offers in the FinTech arena. We will still see some variations on a quarter-to-quarter basis as revenue recognition is somewhat dependent on when some of our larger customers determine to ‘pull the trigger’ and go live.”

The company will file its Form 10-Q for the period ended September 30, 2016 with the Securities and Exchange Commission today, November 14, 2016. For additional information about reported results, investors will be able to access the Form 10-Q on the company’s website at www.intelsys.com or on the SEC site, www.sec.gov.

About Intelligent Systems Corporation

For over thirty-five years, Intelligent Systems Corporation (NYSE MKT:INS) has identified, created, operated and grown technology companies. The company’s principal continuing operations include CoreCard Software, Inc. (www.corecard.com) and its affiliate companies. CoreCard designs, develops, and markets a comprehensive suite of software solutions to corporations, financial institutions, retailers and processors to manage their credit and debit cards, prepaid cards, private label cards, fleet cards, loyalty programs, and accounts receivable and small loan transactions. CoreCard is a unique partner for FinTech innovators by providing them a comprehensive platform for their payment and processing solutions. CoreCard also offers prepaid and credit card processing services using its proprietary software solutions.   Further information is available on the company’s website at www.intelsys.com or by calling the company at 770/381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise, except as required by law. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers’ requirements or financial condition, market acceptance of products and services, and declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2016	2015	2016	2015
Revenue
Products	$518	$139	$896	$413
Services	2,131	1,093	4,948	3,096
Total net revenue	2,649	1,232	5,844	3,509
Cost of revenue
Products	449	55	571	166
Services	976	603	2,342	1,774
Total cost of revenue	1,425	658	2,913	1,940
Expenses
Marketing	80	58	274	180
General and administrative	376	433	1,315	1,527
Research and development	637	703	1,893	2,114
Gain (loss) from operations	131	(620)	(551)	(2,252)
Other income (loss)	37	46	(606)[1]	74
Income (loss) from continuing operations before income taxes	168	(574)	(1,157)	(2,178)
Income taxes	--	--	(3)	3
Income (loss) from continuing operations	168	(574)	(1,154)	(2,181)
Gain on sale of discontinued operations, net of taxes	--	--	--	18,726 [2]
Loss from discontinued operations, net of taxes	--	--	--	(3)
Net income (loss)	168	(574)	(1,154)	16,542
Net (income) loss attributable to noncontrolling interest	(45)	150	122	538
Net income (loss) attributable to Intelligent Systems Corporation	$123	$(424)	$(1,032)	$17,080
Earnings (loss) per share attributable to Intelligent Systems Corporation:
Basic earnings (loss) per share	$0.01	$(0.05)	$(0.12)	$1.93
Diluted earnings (loss) per share	$0.01	$(0.05)	$(0.12)	$1.91
Basic weighted average common shares outstanding	8,731,299	8,731,299	8,731,299	8,832,067
Diluted weighted average common shares outstanding	8,868,692	8,731,299	8,731,299	8,921,677

  Includes write-down of $750,000 on carrying value of investment in early stage technology company.
  Reflects sale of ChemFree subsidiary on March 31, 2015.

CONSOLIDATED BALANCE SHEETS
(in thousands)

As of	September 30, 2016	December 31, 2015
ASSETS	(unaudited)	(audited)
Current assets:
Cash	$16,203	$18,059
Marketable securities	431	396
Accounts receivable, net	852	962
Other current assets	1,063	2,846
Restricted cash	2,200	2,200
Total current assets	20,749	24,463
Investments	233	1,015
Property and equipment, at cost less accumulated depreciation	610	636
Other long-term assets	99	59
Total assets	$21,691	$26,173

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$222	$78
Deferred revenue, current portion	1,446	1,830
Accrued payroll	578	495
Accrued expenses	31	25
Other current liabilities	288	243
Liabilities from discontinued operations	--	120
Total current liabilities	2,565	2,791
Deferred revenue, net of current portion	89	195
Other long-term liabilities	18	18
Total Intelligent Systems Corporation stockholders’ equity	22,022	26,048
Noncontrolling interest	(3,003)	(2,879)
Total stockholders’ equity	19,019	23,169
Total liabilities and stockholders’ equity	$21,691	$26,173

For further information, call
Karen Reynolds, 770-564-5503
or email to karen@intelsys.com